UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2007 ev3 Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9600 54th Avenue North, Suite 100
Plymouth, Minnesota		55442
(Address of Principal Executive Offices)		(Zip Code)

(763) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                          Regulation FD Disclosure.

On January 24, 2007, ev3 Inc. announced U.S. Food and Drug Administration approval of the PROTÉGÉ® RX Carotid Stent.  This stent, when used in conjunction with the ev3 embolic protection device, is indicated for the treatment of carotid artery disease in patients who are at high-risk for adverse events from carotid artery surgery.  ev3’s SpideRX® Embolic Protection Device was previously FDA cleared for carotid use in February 2006. A copy of the press release issued by ev3 Inc. is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this current report on Form 8-K and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.  By filing this Current Report on Form 8-K and furnishing this information, ev3 makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01                             Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press Release issued by ev3 Inc. on January 24, 2007 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2007	ev3 Inc.

	By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
Title: Vice President, Secretary and Chief Legal Officer

ev3 Inc.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
99.1	Press Release issued by ev3 Inc. on January 24, 2007	Furnished herewith